                                    EXHIBIT 4

                             JOINT FILING AGREEMENT

     We, the undersigned, hereby express our agreement that the attached
Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

                                        BB BIOTECH AG

Date:     May 26, 1998                  By:  /s/ Hans-Joerg Graf
                                            --------------------
                                        Name:  Hans-Joerg Graf
                                               -----------------
                                               Signatory Authority

Date:    May 26, 1998                   By:  /s/ Dr. Victor Bischoff
                                            ------------------------
                                        Name:  Dr. Victor Bischoff
                                               -------------------
                                               Vice Chairman and Director

                                        BIOTECH TARGET, S.A.

Date:   May 26, 1998                    By:  /s/ Dr. Andreas Bremer
                                            -----------------------
                                        Name:  Dr. Andreas Bremer
                                               ------------------
                                               Signatory Authority

Date:   May 26, 1998                    By:  /s/ Dr. Anders Hove
                                            --------------------
                                        Name:  Dr. Anders Hove
                                               -----------------
                                               Signatory Authority

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